MASTER AGREEMENT

         This Master Agreement ("Agreement") is made and entered into by and between Pacific Financial Group, Inc. a Delaware corporation ("PFG"), AutoPrime, Inc., a Delaware corporation and wholly owned subsidiary of PFG ("AP"), and AutoCorp Equities, Inc., a Nevada corporation ("ACE"), ACE Motor Company, Inc., a Texas corporation and AutoCorp Financial Services, Inc. a Texas corporation, (collectively ("ACE") effective as of October 1, 2000 (the "Effective Date"). PFG and AP are collectively referred to herein as "Pacific".

                                    RECITALS


         A. ACE is indebted to Pacific for (i) approximately $23,000,000 (the "ACE Direct Debt") secured by certain retail installment contracts, as such ACE Direct Debt is described on Exhibit A attached hereto (the "Exhibit A Contracts"), and (ii) a variety of recourse contractual, and other obligations and liabilities described in part, on Exhibit H attached hereto (collectively, the "ACE Additional Debt").

         B. Portions of the ACE Direct Debt and the ACE Additional Debt are guaranteed by some or all of CIC (defined below), LLCI (defined below) and the Merritt Group (defined below) (collectively, the "Guarantors").

         C. Pacific and ACE have agreed that, pursuant to the terms of this Agreement, they will enter into, and by this Agreement do enter into, a plan by which ACE shall be re-capitalized and Pacific shall no longer be able to require payment by ACE of the ACE Direct Debt and the ACE Additional Debt.

         E. It is the intention of Pacific and ACE to modify, in substantial part, their respective rights and obligations arising under the Prior Transaction in order to simplify their shareholder ownership interests in ACE and to strengthen ACE financially, so that ACE may go forward as a profitable entity with future growth potential, all for the benefit of ACE and its shareholders.

         F. The parties have agreed upon a number of business terms which will support the achievement of their mutual goals of enhancing the value and future profitability of ACE, all of which terms are incorporated into a certain Supplemental Agreement attached hereto as Exhibit B.


Master Agreement                                                          Page 1

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the agreements, covenants and representations of the parties herein described (including the Recitals), the sufficiency of all of which are expressly acknowledged by the parties hereto, it is agreed as follows:

         1. Covenant Not to Sue. As detailed in the Mutual Covenant Not to Sue attached hereto as Exhibit C, Pacific hereby agrees not to sue ACE to recover any part or all of the ACE Direct Debt and Ace hereby agrees not to sue Pacific for any claims or causes of action related to dealings between ACE and Pacific prior to the Effective Date

         2. Recourse Release. As detailed in the Mutual Recourse Release attached hereto as Exhibit D, Pacific hereby releases ACE of and from all of the ACE Additional Debt and ACE hereby releases Pacific of and from any and all liabilities, claims or causes of action related to dealings between ACE and Pacific prior to the Effective Date.

         3. Issuance of ACE Stock to PFG. ACE hereby agrees to issue and promptly deliver to PFG or its designee 1,612,083 shares of its Series B Preferred Stock.

         4. Bill of Sale. Pursuant to the Bill of Sale attached hereto as Exhibit E, Pacific hereby assigns, transfers and conveys to ACE all of its rights, title, interest, liens, claims and encumbrances in and to the following:

                  (a)      the Repossessed Inventory described on Exhibit E-1.
                                                                  ------------

                  (b)      the Active Contracts described on Exhibit E-2.
                                                             ------------

                  (c) the Written-Off Contracts, including all of its rights under the related guaranties with respect to such Contracts, described on Exhibit E-3.

         5. Preferred Stock Attributes. The attributes and conversion provisions pertaining to the Series B Preferred Stock are detailed in the Amended Certificate of Designation attached hereto as Exhibit F. Pacific hereby acknowledges its understanding and acceptance of all such attributes and provisions.


Master Agreement                                                          Page 2

         6. Supplemental Agreement. As provided in more detail in the Supplemental Agreement attached hereto as Exhibit B.


                  (a)      PFG shall:

                           (i) along with Pacific USA Holdings Corp, a Texas corporation, indemnify ACE and its subsidiaries, officers and directors against any claims for those obligations more specifically described in a separate indemnity agreement, to be executed, as of the Effective Date, and to contain terms and provisions reasonably agreeable to the parties.

                           (ii) sublease or become the primary tenant of the office space currently occupied by ACE at 911 Parker Road, Suite 306, Plano, Texas, as of the Effective Date;

                           (iii) give ACE an exclusive right of first refusal to purchase all vehicles repossessed by PFG at an agreed upon liquidation value from and after the Effective Date. If PFG and ACE cannot agree upon the liquidation value of any repossessed vehicle, then three (3) appraisers shall be selected, one by PFG, one by ACE, and one by two appraisers so selected, and the overage of their appraisals shall be determinative; and

                           (iv) promptly supply for ACE's use, by assignment, lease or sublease, all furniture and fixtures reasonably designated by ACE and agreed to by PFG and presently located at the Parker Road office and release certain designated furniture and fixtures located at the 2740 North Dallas Parkway, Suite 100, Plano, Texas, facility, including, without limitation, those items described on Exhibit F attached hereto.

                           (v) reimburse ACE for any and all costs of repossessing collateral (a) securing contracts described on Exhibit E-2 and (b) securing contracts described in the Servicing Agreement referred to in
                           (c), below.

                  (vi) PFG and AP shall assign and transfer to ACE, and, at ACE's request, shall provide technical support equipment described on at no cost to ACE, for a period not to exceed one (1) year after the date of the Effective Date, with respect to the computer equipment described on Exhibit G.

Master Agreement                                                          Page 3

                  (b)      ACE shall:

                           (i)      use its best  efforts  to  effectuate  ACE's
                           Business   Plan,   as  generally   described  in  the
                           Supplemental Agreement;

                           (ii) store each repossession for Pacific, on a space available basis, at no cost to Pacific, for up to forty-five (45) days after the date of each such repossession;

                           (iii) have the right to purchase PFG's interest in any repossessed vehicle securing a contract listed on Exhibit E-2, by paying to PFG 50% of the agreed liquidation value (determined in the method described in paragraph 6(a)(iv) above) of each such repossessed vehicle less 100% of all repossession costs provided, however, that PFG reserves the right to review and approve from time to time the vendors selected by ACE to execute the repossessions, which approval shall not be unreasonably withheld;

                           (iv) render such accountings to PFG as PFG may reasonably require from time to time; and

                           (v) provide those collection services detailed in the Supplemental Agreement on the terms and conditions therein stated.

                           (vi) indemnify PFG, and its respective officers, directors and affiliates against any claims for those obligations more specifically described in a separate indemnity agreement, to be executed, as of the Effective Date, and to contain terms and provisions reasonably agreeable to the parties.

                           (vii)    assume  all  lease   payments   on  computer
                           equipment described on Exhibit G.


Master Agreement                                                          Page 4

                  (c) PFG and ACE shall enter into the Servicing Agreement attached hereto as Exhibit H by the terms of which ACE shall service the contracts therein described.

         7. Authorizations. Each of PFG, AP and ACE are corporations in good standing and each has have the requisite power and authority to enter into this Agreement, as well as the Supplemental Agreement, both of which agreements have been duly executed and delivered and each of which agreements constitutes legal, valid and binding obligations of the parties, enforceable in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors.

         8.       Capitalization.  ACE represents that its capitalization, as of
         the  Effective   Date,  is  not   materially   inconsistent   with  the
         Capitalization Schedule attached hereto as Exhibit I.


         9. Binding Effect. The execution, delivery and performance of this Agreement and the Supplemental Agreement by any party hereto does not and will not constitute a violation of any statute, judgment, order, decree or regulation or rule of any governmental body applicable or relating to the them, or (b) conflict with, or constitute a breach or default under, or give rise to any right of termination, cancellation or acceleration under, any term or provision of any contract, agreement, lease, mortgage, deed of trust, commitment, license, franchise, permit, authorization or any other instrument or obligation to which any of them is a party or by which their respective assets are bound, or an event which, with notice, lapse of time, or both, would result in any conflict, breach, default or right or other than those breaches, defaults or violations which the subject party shall have cured on or before the Effective Date

         10. Litigation, Investigations, Etc. There are no pending or threatened claims, actions, suits or proceedings or governmental or administrative investigations pending, or to the best knowledge and belief of any party hereto, which would have any material and adverse effect on this Agreement nor the transactions contemplated by either this Agreement or the Supplemental Agreement.

         11. Taxes and Tax Liens. There are no federal, state or local tax liens or related notices filed against any of the parties, nor have any of them been notified of any fact or circumstance which would give any federal, state or local taxing authority the right to file any such lien or notice.


Master Agreement                                                          Page 5

         12. Consents. No consent, approval, authorization, filing or declaration of any third party or any governmental authority is required of any of the parties in connection with the execution of this Agreement or the consummation of the transactions contemplated by this Agreement and the Supplemental Agreement.

         13. Access to Counsel. All parties to this Agreement have engaged separate legal firms to assist them with this Agreement and the transactions contemplated by this Agreement. Each party acknowledges that in consultation with their respective counsel, each has read and fully understands this Agreement and its legal effect, that it has executed his Agreement freely and without coercion, and that each has the ability, legal capacity and intention to fully perform all duties and obligations required under this Agreement and the Supplemental Agreement.

         14. Transaction. All fees and other related costs incurred in connection with the preparation and consummation of this Agreement shall be borne solely by PFG and PFG will be issued Preferred Stock as reimbursement for such fees and costs as a portion of the 1,612,083 shares of Series B Preferred Stock of ACE to be received by PFG pursuant to paragraph 3 of this Agreement

         15. Issuances of Securities. All shares of securities which are to be issued pursuant to this Agreement shall be issued in accordance with the Investment Letter attached hereto as Exhibit J.


         16. Incorporation of Exhibits. All Exhibits attached hereto are incorporated by reference into this Agreement and are integral parts hereof.

         17. Further Actions. From time to time, as and when requested by any party to this Agreement, each party shall execute and deliver, or cause to be executed and delivered, such documents and instruments, and shall take or cause to be taken such further or other actions, as may be reasonably necessary to consummate and effect the various transactions required or intended to be performed by any party to this Agreement and the Supplemental Agreement.

         18. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants in this Agreement and in the supplemental Agreement shall survive Closing.

         19. Waivers and Consents. No waiver of compliance with any term, provision or condition of this Agreement or of the Supplemental Agreement and no consent provided for in this Agreement or in the Supplemental Agreement shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any breach of any representation, warranty or covenant or the term or provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same nor any other representation, warranty, covenant, term or provision. No extension of time for, or consent to, the performance of any obligation or act shall be deemed to be an extension of the time for, or consent to, the performance of any other obligation or act.


Master Agreement                                                          Page 6

         20. Construction and Jurisdiction This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, regardless of the jurisdiction in which litigation relating to the subject matter hereof shall be initiated or continued. Venue for any such action shall be any court of competent jurisdiction of the State of Texas located in Dallas County, Texas.

         21. Entire Agreement. This Agreement, together with the attached Exhibits and the Supplemental Agreement, contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all prior agreements, discussions and understandings among them with respect to such transactions. Neither this Agreement nor the Supplemental Agreement may be amended, modified or changed in any respect except by an instrument in writing signed by all of the parties hereto.

         22. Third Party Rights. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any person or entity which is not a party to this Agreement and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

         23. No Release of Guarantors. None of the parties hereto, by entering into or performing in accordance with this Agreement, intend to, nor do any of them, release or otherwise adversely affect any rights of any of them against any of the Guarantors, or any obligations, claims of liabilities owed directly or indirectly to AP by any of them.

         24. Assignability. This Agreement shall not be assignable in whole or in part by any party to this Agreement without the prior written consent of all other parties and any purported assignment by any party without such prior written consent shall be void.

         25. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         26. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


Master Agreement                                                          Page 7

         27. Legal Fees and Costs. If any party shall breach any provision of this Agreement or the Supplemental Agreement, or shall fail to timely and promptly perform as required then, the breaching party shall be liable to all other parties for all damages directly or indirectly arising from or related to such breach, including, as damages, all attorneys fees, costs and expenses paid or incurred by the non-breaching party(ies) in the protection, preservation or prosecution of any rights or benefits directly or indirectly arising under or related to this Agreement and the Supplemental Agreement.

         28. Controlling Document. If there shall be any conflict between the language or effect of any document used to consummate the transactions described in this Agreement, and the Supplemental Agreement, then the terms of this Agreement shall control.

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed on their behalf by a duly authorized officer or representative, as of the Effective Date.

                                            PACIFIC FINANCIAL GROUP, INC.

                                            By:_________________________________
                                                 Bill Bradley
                                                 President

                                            AUTOPRIME, INC.

                                            By:_________________________________
                                                  David Watt
                                                  Chief Executive Officer

                                            AUTOCORP EQUITIES, INC.

                                            By:_________________________________
                                                  Charles Norman
                                                  President